EXHIBIT 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
18 U.S.C. SECTION 1350

In connection with the Amended Annual Report on Form 10-K/A of Universal Capital Management, Inc. (the “Company”) for the year ended April 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael D. Queen, Principal Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

June 27, 2013

/s/ Michael D. Queen
Michael D. Queen
Principal Financial Officer